UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2008

AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On August 8, 2008, the Company filed a Current Report on Form 8-K related to an Amendment (the “Amendment”) to its Letter Agreement (“Letter Agreement”) with First Niagara Bank (“First Niagara”), and its private placement of Series A 10% Subordinated Convertible Debentures (the “Series A Debentures”).

On August 15, 2008, the Company completed the Series A Debenture offering and received gross proceeds of $750,000 in principal amount of Series A Debentures. Under the Letter Agreement, as amended by the Amendment, the Company was required to sell at least $500,000 in subordinated debentures by September 1, 2008.

The Company has also issued its placement agent, Cantone Research, Inc. (“Cantone”) a four (4) year warrant to purchase 30,450 shares of the Company’s common stock at an exercise price of $0.37 per share (the closing price of the Company’s common shares on the Closing Date ) and a four (4) year warrant to purchase 44,550 shares of the Company’s common stock at an exercise price of $0.40 per share (the closing price of the Company’s common stock on the Series A Completion Date).

The securities to be issued in this transaction are being sold pursuant to the exemption from registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

The following exhibit is filed with this report on Form 8-K/A-1

Exhibit 99.1 - American Bio Medica Corporation Press Release issued August 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Date: August 18, 2008	By:	/s/ Melissa A. Waterhouse

Melissa A. Waterhouse Vice President & Chief Compliance Officer Corporate Secretary